INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-59769, No. 333-66452, No. 333-88045, and No. 333-59765 of Lincoln Benefit
Life Company on Form S-3 of our report dated February 20, 2002, appearing in this Annual Report on Form 10-K of Lincoln Benefit Life Company for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 28, 2002